UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2012

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2122 York Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2012 Annual Meeting of Shareholders on May 9, 2012. In connection with the meeting, proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934. Matters voted upon were (1) the election of three directors; (2) the ratification of the Board of Directors’ selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2012; (3) the advisory vote on executive compensation and (4) the approval of the performance criteria for awards under the 2007 Long Term Incentive Plan, as amended and restated (the “2007 LTIP”). A total of 55,141,157 votes were cast. The results with respect to each matter are set out below:

a) In an uncontested election, each of the three nominees of the Board of Directors were elected for a three-year term expiring on the date of the annual meeting in 2015. The votes were as follows:

Director Nominee	For	Withheld	Broker non-votes
Bruce J. Biemeck	38,268,487	9,181,491	7,691,179
Stephen H. Bittel	46,124,646	1,325,332	7,691,179
Jason G. Weiss	41,914,243	5,535,735	7,691,179

b) The ratification of the Board of Director’s selection of Deloitte & Touche LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2012 was approved with the following vote:

Number of Votes
For	53,259,590
Against	1,849,655
Abstain	31,912

c) The advisory vote on executive compensation was approved with the following vote:

Number of Votes
For	46,211,544
Against	704,968
Abstain	533,466
Broker non-votes	7,691,179

d) The performance criteria for awards under the 2007 LTIP was approved with the following vote:

Number of Votes
For	44,655,047
Against	2,661,561
Abstain	133,370
Broker non-votes	7,691,179

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

/s/ Bruce J Biemeck
Date: May 14, 2012	Bruce J Biemeck
President
and Chief Financial Officer

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